EXHIBIT 5.1


                Letterhead of Cleary, Gottlieb, Steen & Hamilton



                                                              April 3, 2002


Writer's Direct Dial: (212) 225-2472
E-mail: jfisher@cgsh.com

HSBC USA Inc.
452 Fifth Avenue
New York, New York  10018

Ladies and Gentlemen:

         We have acted as special counsel to HSBC USA Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) debt securities of the Company, which may be senior (the "Senior Securities"), subordinated (the "Subordinated Securities") or junior subordinated (the "Junior Subordinated Debentures", and collectively with the Senior Securities and the Subordinated Securities, the "Debt Securities") and
(ii) the guarantee (the "Guarantee", and together with the Debt Securities, the "Offered Securities") of the Company in connection with the offering of trust preferred securities (the "Trust Preferred Securities") by each of HSBC USA Capital Trust V ("Trust V") and HSBC USA Capital Trust VI (together with Trust V, the "Trusts"). The Offered Securities being registered under the Registration Statement, along with preferred stock of the Company and the Trust Preferred Securities also being registered under the Registration Statement, will have an aggregate initial offering price of up to $1,125,000,000, and will be offered on a continuing or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

         Unless otherwise provided in any prospectus supplement relating to a particular series of Debt Securities, the Senior Securities will be issued under an Indenture, dated as of October 24, 1996, as amended or supplemented from time to time (the "Senior Indenture"), between the Company and Bankers Trust Company, as trustee; the Subordinated Securities will be issued under an Indenture, dated as of October 24, 1996, as amended or supplemented from time to time (the "Subordinated Indenture"), between the Company and Bankers Trust Company, as trustee; the Junior Subordinated Debentures will be issued from to time to time under an Indenture, a form of which has been filed as Exhibit 4.18 to the Registration Statement (the "Junior Subordinated Indenture"), to be entered into by the Company and Bankers Trust Company, as trustee (in such capacity, the "Junior Subordinated Trustee"); and each Guarantee will be issued under a Capital Securities Guarantee, a form of which has been filed as Exhibit 4.17 to the Registration Statement, to be entered into by the Company and Bankers Trust Company, as trustee (in such capacity, the "Guarantee Trustee").

         We have reviewed originals or copies certified or otherwise identified to our satisfaction of all such documents and corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

         Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

         1. With respect to Debt Securities to be issued under the Senior Indenture, the Subordinated Indenture or the Junior Subordinated Indenture, as applicable, when (A) with respect to the Junior Subordinated Debentures, the Company and the Junior Subordinated Trustee have duly authorized, executed and delivered the Junior Subordinated Indenture, (B) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities and (C) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture, the Subordinated Indenture or the Junior Subordinated Indenture, as applicable, such Debt Securities will constitute the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture, the Subordinated Indenture or the Junior Subordinated Indenture, as applicable;

         2. With respect to each Guarantee, when (A) each guarantee agreement (a "Guarantee Agreement") and the related declaration of trust setting forth the terms of the related Trust Preferred Securities have been duly authorized, executed and delivered by the Company, the Guarantee Trustee, the Delaware trustee and the administrators of the related Trust, as applicable, (B) the Board has taken all necessary corporate action to approve the issuance and terms of such Guarantee and the related Trust Preferred Securities and (C) such Guarantee has been executed, issued and delivered in accordance with the related Guarantee Agreement, such Guarantee will constitute the valid, binding and enforceable obligation of the Company.

         In rendering the foregoing opinions, we have assumed that, at or prior to the time of the delivery of any Offered Securities, (a) the Company and each party to the Offered Securities will have satisfied those legal requirements that are applicable to them to the extent necessary to make such their obligations under the Offered Securities enforceable against them (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York); (b) a definitive purchase, underwriting or similar agreement with respect to such Offered Securities will have been duly authorized, executed and delivered by the parties thereto; and (c) the Offered Securities will be sold in accordance with the terms of such agreement. We have also assumed that none of the terms of any Offered Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Offered Securities, nor the compliance by the Company with the terms of such Offered Securities will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         The foregoing opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

         We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading "Validity of the Securities" as counsel for the Company who have passed on the validity of the Offered Securities and as having prepared this opinion, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or Rules and Regulations of the Commission thereunder.

                                       Very truly yours,

                                       CLEARY, GOTTLIEB, STEEN & HAMILTON



                                       By  /s/ Janet L. Fisher
                                          -------------------------------
                                           Janet L. Fisher, a Partner